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                                                                     EXHIBIT 4.2

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                     TENARIS PREMIUM CONNECTIONS TECHNOLOGY

                                LICENSE AGREEMENT

                                 BY AND BETWEEN

                             TENARIS CONNECTIONS BV.

                                       AND

                          TUBOS DE ACERO DE MEXICO S.A.

                               DATED JULY 10, 2002

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                                TABLE OF CONTENTS

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ARTICLE 1. DEFINITIONS.........................................................................................      1

ARTICLE 2. LICENSE.............................................................................................      1

     Section 2.1      Granting of Licenses.....................................................................      1
                  Subsection 2.1.1          Threading and Reconstruction of Full Length Products...............      1
                  Subsection 2.1.2          Threading and Reconstruction of Accessory Equipment................      2
                  Subsection 2.1.3          Sale of threaded Products and Accessory Equipment..................      2
                  Subsection 2.1.4          Use of Trademarks..................................................      2
                  Subsection 2.1.5          Threading and Sale of Tenaris Premium Connections on
                                            full length tubulars not manufactured by Tenaris...................      2
     Section 2.2      Infringements............................................................................      2
     Section 2.3      Use of Products by End Users.............................................................      3

ARTICLE 3. PAYMENTS............................................................................................      3

     Section 3.1      Royalties................................................................................      3
     Section 3.2      Payment of Royalties.....................................................................      3
     Section 3.3      Taxes....................................................................................      3
     Section 3.4      Records..................................................................................      4
     Section 3.5      Reports..................................................................................      4
     Section 3.6      Right to Audit...........................................................................      4

ARTICLE 4. CONFIDENTIAL INFORMATION............................................................................      4

     Section 4.1      Delivery of Proprietary Documentation....................................................      4
     Section 4.2      Exchange of Confidential Information.....................................................      5

ARTICLE 5. MARKING PRODUCTS....................................................................................      5

     Section 5.1      Obligation to Mark.......................................................................      5
     Section 5.2      Use of Trademarks........................................................................      6

ARTICLE 6. BUSINESS AND TECHNOLOGY INFORMATION; TOOLING AND GAUGES; TRAINING OF PERSONNEL; IMPROVEMENTS........      6

     Section 6.1      Obligation to Provide Business and Technical Information.................................      6
     Section 6.2      Tooling and Gauges.......................................................................      6
     Section 6.3      Right to Inspect Gauges..................................................................      7
     Section 6.4      Maintenance of Gauges; Liability for damages.............................................      7
     Section 6.5      Training of Personnel....................................................................      7
     Section 6.6      Availability of Specialists..............................................................      7
     Section 6.7      Field Service............................................................................      8
     Section 6.8      Customer Qualification Tests.............................................................      8
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                                TABLE OF CONTENTS
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     Section 6.9      Maintenance of Information, Gauges and Tooling...........................................      8
     Section 6.10     Breach of Maintenance and Non Disclosure Obligation......................................      8
     Section 6.11     Sales Literature.........................................................................      8
     Section 6.12     Licensee Improvements....................................................................      9

ARTICLE 7. PRODUCT QUALITY AND PERFORMANCE.....................................................................      9

     Section 7.1      Compliance Obligations...................................................................      9
     Section 7.2      Certification to Thread..................................................................      9
     Section 7.3      Licensee Evaluation Questionnaire........................................................     10
     Section 7.4      Obligation to Provide Access to Licensee's facilities....................................     10
     Section 7.5      Quality Problems.........................................................................     10

ARTICLE 8. WARRANTY............................................................................................     10

     Section 8.1      Warranty.................................................................................     10
     Section 8.2      Exclusion of Tooling.....................................................................     10
     Section 8.3      Warranty to Customers....................................................................     11

ARTICLE 9. INDEMNITY...........................................................................................     11

ARTICLE 10. EXCLUSION OF CONSEQUENTIAL AND OTHER INDIRECT DAMAGES..............................................     12

ARTICLE 11. TERM AND TERMINATION...............................................................................     12

     Section 11.1     Duration.................................................................................     12
     Section 11.2     Early Termination by Tenaris.............................................................     12
     Section 11.3     Completion of Pending Works by Licensee..................................................     12
     Section 11.4     Insolvency...............................................................................     12
     Section 11.5     Termination for Default..................................................................     13
     Section 11.6     Effect of Termination....................................................................     13

ARTICLE 12. NOTICES............................................................................................     13

ARTICLE 13. APPROVALS..........................................................................................     14

     Section 13.1     Registration of the Agreement............................................................     14
     Section 13.2     Cooperation to Obtain Approvals and Licenses.............................................     14

ARTICLE 14. FORCE MAJEURE......................................................................................     14

ARTICLE 15. GOVERNING LAW; DISPUTE RESOLUTION..................................................................     15

     Section 15.1     Governing Law............................................................................     15
     Section 15.2     Dispute Resolution.......................................................................     15
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                                TABLE OF CONTENTS
                                  (continued)

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ARTICLE 16. ASSIGNMENT, SUBLICENSING AND SUB CONTRACTING.......................................................     16

     Section 16.1     Assignment...............................................................................     16
     Section 16.2     No Sub-Licensing or sub-contracting by Licensee..........................................     16

ARTICLE 17. MISCELLANEOUS......................................................................................     16

     Section 17.1     Severability.............................................................................     16
     Section 17.2     Non Waiver...............................................................................     16
     Section 17.3     Entire Agreement.........................................................................     17
     Section 17.4     Headings.................................................................................     17
     Section 17.5     Choice of Language.......................................................................     17
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                     TENARIS PREMIUM CONNECTIONS TECHNOLOGY
                                LICENSE AGREEMENT

This Tenaris Premium Connections Technology License Agreement (this "Agreement") is entered into as of July 10, 2002, by and between Tenaris Connections BV, a corporation organized and existing under the laws of The Netherlands, having its offices at Shiphol Boulevard 271, 1118 BH, Luchthaven Shiphol, Amsterdam (hereinafter referred to as "Tenaris") and Tubos de Acero de Mexico S.A., a corporation organized and existing under the laws of Mexico, having its principal place of business at Km 433,5 Carretera Mexico-Xalapa, Veracruz, Mexico (hereinafter "Licensee").

WHEREAS, Tenaris owns certain technical information and know-how, relating to the Threading and Reconstruction of Tenaris Premium Connections, and certain trademarks, commercial names and other designations used in connection with the manufacture and sale of Tenaris Premium Connections;

WHEREAS, Licensee is in the business of providing products and services to the oil and gas drilling industry;

WHEREAS, Tenaris is willing to grant technology, and trademark licenses and to provide technical assistance to Licensee under certain conditions;

NOW THEREFORE, in consideration of the premises and of the covenants and undertakings of the Parties herein below, the sufficiency of which is hereby acknowledged, Tenaris and Licensee agree as follows:

                             ARTICLE 1. DEFINITIONS

Unless otherwise defined or the context otherwise requires, capitalized terms shall have the meanings assigned to them in Schedule "A".

                               ARTICLE 2. LICENSE

SECTION 2.1       GRANTING OF LICENSES.

Subject to the terms and conditions of this Agreement Tenaris hereby grants Licensee the following licenses:

Subsection 2.1.1           Threading and Reconstruction of Full Length Products

         A non-exclusive license (without right to sub-license) to Thread and Reconstruct Tenaris Premium Connections on full length Products of all grades in the Territory.

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Subsection 2.1.2           Threading and Reconstruction of Accessory Equipment

         A non-exclusive license (without right to sub-license) to Thread and Reconstruct Accessory Equipment with Tenaris Premium Connections of all grades in the Territory..

Subsection 2.1.3           Sale of threaded Products and Accessory Equipment

         A non-exclusive license (without right to sub-license) to sell Worldwide Products and Accessory Equipment Threaded with Tenaris Premium Connections in accordance with this Agreement.

Subsection 2.1.4           Use of Trademarks

         A non-exclusive license to use Trademarks for the sale and marketing of Tenaris Premium Connections on Products and Accessory Equipment that have been Threaded or Reconstructed with Tenaris Premium Connections.

Subsection 2.1.5           Threading and Sale of Tenaris Premium Connections on
                           full length tubulars not manufactured by Tenaris

         Licensee shall not Thread, Reconstruct or sell Tenaris Premium Connections on full length tubulars not manufactured by either Siderca S.A.I.C., Tubos de Acero de Mexico S.A., Dalmine S.p.A., NKKTubes, Tubos de Acero de Venezuela S.A. or Algoma Seamless Tubulars or their respective affiliates, unless expressly authorized by Tenaris in writing.

SECTION 2.2       INFRINGEMENTS

(a) Tenaris covenants not to bring suit against Licensee for infringement of any Patent arising from Licensee's performance in strict accord with this Agreement.

(b) Tenaris shall be primarily responsible for the defense of any infringement claims made against Licensee relating to the use of the Technology, Patents or Trademarks. Licensee shall promptly give notice to Tenaris if Licensee becomes aware of any possible infringement of the Technology, Patents or Trademarks in the Territory. Licensee shall have no right to bring any action asserting any infringement of the Technology, Patents or Trademarks without the prior consent of Tenaris. Tenaris shall be entitled to participate and control such actions. Licensee shall not be entitled to take any action that would adversely affect the right or validity of any Patent, Technology or Trademarks without the prior consent of Tenaris, which may be withheld in its sole and absolute discretion.

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SECTION 2.3       USE OF PRODUCTS BY END USERS

Use of Products and Accessory Equipment by end users (drilling contractors, oil companies and other similar users) is not restricted by this Agreement and such end users may use and transfer such Products and Accessory Equipment freely throughout the world without restriction hereunder.

                              ARTICLE 3. PAYMENTS

SECTION 3.1       ROYALTIES

In consideration of the licenses granted herein, Licensee agrees to pay Tenaris royalty amounts set forth in Schedule "B".

SECTION 3.2       PAYMENT OF ROYALTIES

Royalty payments shall accrue with respect of any Tenaris Premium Connection Threaded or Reconstructed pursuant to this Agreement at the moment of its Threading Royalties shall be paid in U.S. Dollars by deposit in the bank account previously designated by Tenaris in writing. Royalties shall be paid within 60 (sixty) calendar days of the end of each calendar quarter in which Tenaris Premium Connections have been Threaded. If Licensee fails to make payment within such period of time (or fails to report the number of Tenaris Premium Connections Threaded during a calendar quarter), interest on the unpaid amount shall be due in addition to the principal at the three-month London Interbank Offered Rate for U.S. dollars in effect at the time, plus 5 (five) percentage points, until payment is made in full. If the delay in the payment of Royalties extends for more than 90 days, Tenaris shall be entitled to terminate this Agreement in accordance with Section 11.5.

SECTION 3.3       TAXES

All payments by Licensee to Tenaris shall be free of all taxes (including VAT) which shall be borne by the Licensee. In the event that any withholding or deduction from any payment to be made by Licensee is required in respect of any taxes, then Licensee will:

(a) pay to the relevant authority the full amount required to be so withheld or deducted;

(b) promptly forward to Tenaris an official receipt or other documentation satisfactory to Tenaris evidencing such payment to such authority; and

(c) pay to Tenaris such additional amount or amounts as is or are necessary to ensure that the net amount actually received by Tenaris will equal to the full amount Tenaris would have received had no such withholding or deduction been required.

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SECTION 3.4       RECORDS

Licensee shall keep accounting documents and records reflecting on all of the Threading, Reconstruction and sales of Products and Accessory Equipment Threaded with Tenaris Premium Connections. Such documents and records shall include all information necessary to calculate the amounts owed hereunder. The records shall be kept at Licensee's facilities for Tenaris' auditor review for a period of 4
(four) years following the Threading or Reconstruction of the licensed Tenaris Premium Connections.

SECTION 3.5       REPORTS

Licensee shall promptly send Tenaris within 30 (thirty) calendar days of the end of each calendar quarter, a statement in the format set forth in Schedule "C" of the number of Tenaris Premium Connections Threaded hereunder in such quarter and indicating at least the sizes, types, invoices numbers, pricing of Products, customer name and delivery places for such Tenaris Premium Connections and calculation of royalties due.

SECTION 3.6       RIGHT TO AUDIT

Tenaris shall be entitled to audit Licensee's accounting records and documentation related to this Agreement at least twice annually (including, but not limited to, individual books and those documents mentioned under Section 3.4 above).

Tenaris agrees not to divulge to third parties any information gained on occasion of such audits.

The cost of the audits shall be borne by Tenaris. However, if such audit should bring to light any discrepancies between the accounting records or other documentation and the real quantities of Tenaris Premium Connections Threaded or Reconstructed and/or sold, or any other negligence in record keeping, Licensee shall, without prejudice to any other rights or remedies of Tenaris hereunder or under applicable law (including the termination of this Agreement), pay or reimburse Tenaris, for the cost of the audit.

                      ARTICLE 4. CONFIDENTIAL INFORMATION

SECTION 4.1       DELIVERY OF PROPRIETARY DOCUMENTATION

Tenaris will, during the term of this Agreement, provide Licensee with access to Proprietary Documentation relating to Tenaris Premium Connections. Licensee agrees to refrain from: copying or abridging such Proprietary Documentation; providing such Proprietary Documentation or copies thereof to any third party; or using such Proprietary Documentation for any purpose other than performance under this Agreement. Licensee agrees to promptly return all Proprietary Documentation, including all copies and abridgments thereof, to Tenaris upon termination of this Agreement.

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SECTION 4.2       EXCHANGE OF CONFIDENTIAL INFORMATION

During the term of this Agreement, each party to this Agreement may or will receive, directly or indirectly from the other party, information which the other party considers confidential ("Confidential Information"). Confidential Information may be received in tangible form, or may be received visually or orally. The receiving party agrees to hold in strict confidence, and not to disclose to third parties, or use for any purpose other than performance under this Agreement any Confidential Information which the receiving party receives from the disclosing party either tangible or intangible. Further, the receiving party agrees to refrain from disclosing the disclosing party's Confidential Information to any Person or party, except employees of the receiving party who have a need to know the Confidential Information in order for the receiving party to perform and receive its full benefit under this Agreement and who have agreed in writing to maintain the confidentiality of Confidential Information. The receiving party agree to promptly return all documentation and other tangible things embodying the disclosing party's Confidential Information which are in the possession of or under the control of the receiving party, upon termination of this Agreement for any reason.

The above obligations of confidentiality and non-use of Confidential Information apply both during the term of this Agreement and thereafter. However, these obligations of confidentiality and non-use shall not apply to any information which:

(a) was known to the receiving party, as shown by suitable evidence, at the time the information was received from the disclosing party and who is not subject to an obligation of confidentiality to the disclosing party; or

(b) is available, or becomes available to the public through no fault of the receiving party, its Affiliates, or agents; or

(c) is disclosed to the receiving party by a third party who is not subject to an obligation of confidentiality to the disclosing party; or

(d) is required by a final, unappealable order of any court or government agency having competent jurisdiction over the information; or

(e) is independently developed by any of the parties without reference to Confidential Information.

                          ARTICLE 5. MARKING PRODUCTS.

SECTION 5.1       OBLIGATION TO MARK

Licensee shall mark each Product or item of Accessory Equipment on which Tenaris Premium Connection is Threaded or Reconstructed with marks showing:

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(a)      the Tenaris Premium Connections was Threaded or Reconstructed by
         Licensee under license from Tenaris;

(b)      the appropriate logos and Trademark(s) for the Tenaris Premium
         Connection; and

(c)      the appropriate patent number or reference to patent numbers.

SECTION 5.2       USE OF TRADEMARKS

Licensee shall use Trademarks only in conjunction with Tenaris Premium Connections Threaded or Reconstructed by Licensee at its facilities in the Territory pursuant to this Agreement and in literature and advertising as approved in advance by Tenaris. All goodwill relating to the Trademarks shall belong exclusively to Tenaris and in the event of a termination of this Agreement and Licensee's rights with respect to the Trademarks, no payment shall be due or payable to Licensee. Licensee has no license, either by grant or inference, to use Trademarks, except as specifically allowed under this Agreement. Use by Licensee of Trademarks shall inure solely to the benefit of Tenaris. Licensee agrees to refrain from using or seeking registration of any trademark or trade name the same or confusingly similar to Trademarks, both during the term of this Agreement and thereafter.

            ARTICLE 6. BUSINESS AND TECHNOLOGY INFORMATION; TOOLING
                AND GAUGES; TRAINING OF PERSONNEL; IMPROVEMENTS

SECTION 6.1       OBLIGATION TO PROVIDE BUSINESS AND TECHNICAL INFORMATION

Tenaris shall make available to Licensee promptly following the execution of this Agreement business and technical information which, in Tenaris' opinion is reasonably required to Thread or Reconstruct Tenaris Premium Connections on Products and Accessory Equipment as contemplated under this Agreement. Technical information shall include, as required, drawings, inspection manuals, gauging manuals, standards and specifications of quality and performance of Tenaris Premium Connections on Products and Accessory Equipment and manufacturing processes and procedures. Technical information shall be in the English language. Tenaris shall make available to Licensee all changes or supplements to the Technology that are incorporated.

SECTION 6.2       TOOLING AND GAUGES

Licensee agrees to purchase or rent solely from Tenaris, a Tenaris Affiliate or a reputable manufacturer approved by Tenaris, the Tooling and Gauges required for Threading and/or Reconstruction of Tenaris Premium Connections on Products and Accessory Equipment by Licensee pursuant to the licenses granted hereunder.

Gauge rental shall be made in the terms and conditions set forth in Schedule "D" herein. Licensee shall follow the procedural rules and policies issued by Tenaris from time to

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time relating to the calibration, verification, service or verification of
Gauges against master Gauges held by Tenaris.

SECTION 6.3       RIGHT TO INSPECT GAUGES

Tenaris is entitled, but not obligated, to periodically inspect all Gauges used by Licensee in connection with the Threading and Reconstruction of Tenaris Premium Connections, upon giving one (1) day prior written notice to Licensee. Tenaris will provide Licensee with procedures to determine from inspection of such Gauges when re-calibration is necessary. Licensee will be responsible for calibration of the Gauges. Licensee shall bear all costs incurred for the shipping of Gauges from and to the calibration site, including customs fees, duties, taxes and deposit expenses.

SECTION 6.4       MAINTENANCE OF GAUGES; LIABILITY FOR DAMAGES.

Licensee shall return to Tenaris the leased Gauges in their entirety and functionality, and in the event of damages (beyond normal wear and tear), Licensee shall be responsible for repairing or replacing such Gauges.

SECTION 6.5       TRAINING OF PERSONNEL

Licensee may, from time to time, at its own expense send a reasonable number of employees to the manufacturing facility of any Affiliate of Tenaris for a reasonable period of time, for the purpose of receiving technical assistance and studying methods employed by Tenaris in the Threading and Reconstruction of Tenaris Premium Connections on Products and Accessory Equipment. The time, schedule and number of employees will be mutually agreed between Licensee and Tenaris. Licensee shall indemnify and hold Tenaris harmless from any claim, award, or damage arising from injury, sickness or death of such employees, including the injury, sickness or death resulting from the sole or contributory negligence of Tenaris, its employees, officers or agents. Licensee shall pay all salaries or wages, and all expenses of Licensee's representatives sent to Tenaris' facilities and shall pay Tenaris a fee per person for each day of training, subject to an annual increase (effective for training provided from January 1, 2003) equal to the annual change in the United States Producers Price Index occurred during the preceding year.

SECTION 6.6       AVAILABILITY OF SPECIALISTS

At the request of Licensee, Tenaris shall provide technical specialists to consult with Licensee concerning Threading and Reconstruction of Tenaris Premium Connections on Products and Accessory Equipment, and assist Licensee with any problems that may arise in relation thereto. Should Licensee require the services of technical specialists at any place other than the manufacturing facility of any Affiliate of Tenaris, Licensee will be required to pay to Tenaris the amount of all reasonable travel and living expenses for the technical specialist provided at Tenaris' then current daily rate, (present daily rate is US$ 500 and shall be increased by no more than 5% in any one year), for each day a

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technical specialist is away from his home office. Provision of technical specialists shall depend upon availability. Should Licensee's requirements cause Tenaris to hire technical specialists that are not part of Tenaris' personnel, the full cost of such technical specialists shall be borne by Licensee.

SECTION 6.7       FIELD SERVICE

Unless otherwise agreed upon by the Parties, Tenaris shall not provide any technical assistance for field service for Products or Accessory Equipment Threaded or Reconstructed by Licensee under this Agreement.

SECTION 6.8       CUSTOMER QUALIFICATION TESTS

Tenaris shall conduct customer qualification tests requested by Licensee subject to Licensee bearing the costs incurred in such qualification.

SECTION 6.9       MAINTENANCE OF INFORMATION, GAUGES AND TOOLING

Licensee shall be responsible for the maintenance of all Proprietary Documentation, Confidential Information and Tooling provided to it. This includes proper storage, inventory, and protection as deemed necessary and as directed by Tenaris. Further, Licensee agrees to follow all procedures established by Tenaris. concerning the maintenance and inventory of manuals, drawings, other Proprietary Documentation, and Gauges. Repair or replacement of damaged or lost manuals, drawings, and Gauges will be charged to Licensee, normal wear and tear excepted.

SECTION 6.10      BREACH OF MAINTENANCE AND NON DISCLOSURE OBLIGATION

In the event that if any Proprietary Documentation, Confidential Information, Technology or Gauges, in whole or in part, or any reproduction of same, is found outside the receiving party's possession without prior written consent of the disclosing party in a manner that would reasonably lead one to believe that the receiving party has materially breached its obligations hereunder, then the disclosing party has, in addition to its other legal remedies, the right to terminate this Agreement in accordance with Section 11.5, without any right to a cure period. Each of the Parties shall also be entitled to seek injunctive relief for a breach of this Section 6.10 without the necessity of proving irreparable harm and without posting bond.

SECTION 6.11      SALES LITERATURE

Licensee shall obtain Tenaris' written approval on all sales literature for Tenaris Premium Connections before such literature is distributed.

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SECTION 6.12      LICENSEE IMPROVEMENTS

Should Licensee develop any modifications or improvements in the design or manufacture of Tenaris Premium Connections using Patents or Technology, Licensee shall communicate such modifications or improvements to Tenaris and hereby grants a royalty-free non-exclusive license to Tenaris to make, use, sub-license and sell Tenaris Premium Connections on Products and Accessory Equipment incorporating such technology under terms and conditions similar to those provided in this Agreement, and only for as long as Licensee is allowed to use the Patents and Technology, except in the case of termination of this Agreement under Section 11.5, in which case such license would have the same duration as that of the patents, if any, disclosed under that license or would be in force for so long as the know-how disclosed under that license remained confidential and secret.

                   ARTICLE 7. PRODUCT QUALITY AND PERFORMANCE

SECTION 7.1       COMPLIANCE OBLIGATIONS

Licensee understands that the safety of Tenaris Premium Connections and protection of Trademarks are primary reasons for maintaining the quality and performance of the licensed Tenaris Premium Connections. In this regard Licensee shall at all times provide trained personnel and operate its facilities in the manner necessary to Thread or Reconstruct Tenaris Premium Connections in accordance with Technology and Patents and in strict conformance to the specifications and standards of quality directed by Tenaris from time to time. Licensee shall comply with all manufacturing procedures, finishing and gauging practices set forth in the Technology and Patents. Any changes in manufacturing procedures, such as threading, finishing and gauging shall be made only with Tenaris' prior written consent. In the event any Tenaris Premium Connections that are Threaded or Reconstructed by Licensee fail to comply with the above mentioned standards and specifications of quality, Licensee shall refrain from marking any non-complying connections with any Trademark. To assure compliance with this provision, Tenaris shall make available to Licensee on an ongoing basis its current specifications and standards for finishing.

SECTION 7.2       CERTIFICATION TO THREAD.

As a condition precedent to the validity of the licenses granted herein, Licensee shall obtain a certification by Tenaris of its ability to thread Tenaris Premium Connections in accordance with Technology. In order to obtain such certification Licensee shall provide Tenaris with samples of Tenaris Premium Connections machined and/or processed in the facility which meet Tenaris' standards and specifications of quality and performance. Final certification, following the sample review, shall be within the sole discretion of Tenaris. Thereafter, Tenaris may require at any time the performance of tests at any time. Failure to meet Tenaris' standards at any time may result, notwithstanding any other remedy available, in termination under Section 11.5

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SECTION 7.3       LICENSEE EVALUATION QUESTIONNAIRE.

Licensee shall be required to complete and respond evaluation questionnaires in order to allow Tenaris to review technical and quality performance by Licensee. Tenaris shall be entitled to make site evaluations on licensee's facilities to. review such technical and quality performance. Tenaris shall be entitled to terminate this Agreement if Licensee does not meet Tenaris' standards of technical or quality performance,

SECTION 7.4       OBLIGATION TO PROVIDE ACCESS TO LICENSEE'S FACILITIES.

Licensee shall provide free access to its facilities to Tenaris officials assigned to perform inspections under Sections 6.3. and Section 7.3.

SECTION 7.5       QUALITY PROBLEMS

Tenaris shall cooperate to resolve problems Licensee may have in complying with Tenaris Premium Connection standards and specifications of quality. In the event Tenaris Premium Connections that are Threaded or Reconstructed by Licensee fail to comply with the Tenaris Premium Connections standards and specifications of quality, then Licensee shall refrain from marketing or selling such non-conforming Tenaris Premium Connections until such time as the problems causing such non conformance are solved. In the event that Licensee fails to resolve such problems within a reasonable time after discovery of the defect, or after the time it should have discovered the defect, Tenaris may terminate this Agreement by means of a written notice to Licensee.

                              ARTICLE 8. WARRANTY

SECTION 8.1       WARRANTY

Tenaris warrants that the Technology supplied to Licensee pursuant to this Agreement shall, if properly applied under circumstances equivalent at Tenaris's manufacturing operations, permit Licensee to Thread Tenaris Premium Connections of the same kind and nature Threaded by Tenaris's Affiliates, provided, however, that no representations or warranty is made or given as to the suitability of the Technology if used in any manner different than that conducted by Tenaris. Except as expressly provided herein, the Technology, Patents and Trademarks to be licensed under this Agreement are being licensed without presentation or warranty of any kind or nature, including title, design, performance, fitness for a particular purposes, absence of defects, latent or otherwise, non-infringement of patents or intellectual property or merchantability. It being understood that the licenses granted hereunder are being provided strictly on an "as is" "where is" basis.

SECTION 8.2       EXCLUSION OF TOOLING

Tooling, including thread form inserts, groove tools, Teflon seal rings, and thread protectors supplied by Tenaris for each Tenaris Premium Connection may not be

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manufactured by Tenaris. Accordingly, Licensee agrees that Tenaris shall not be warrantor with respect to any threadform inserts, groove tools, Teflon seal rings, thread protectors or other tooling which licensee may purchase directly (subject to Section 6.2) from any vendor. Licensee shall be responsible for the inspection of such Tooling from any vendors.

SECTION 8.3       WARRANTY TO CUSTOMERS

Whenever market practice may allow it, Licensee shall use reasonable efforts to limit its warranty to customers for all Tenaris Premium Connections on Products and Accessory Equipment Threaded or Reconstructed by the terms stated in Schedule "E".

                              ARTICLE 9. INDEMNITY

(a) Licensee and Tenaris, shall indemnify and hold harmless the respective other party, its directors, officers and employees from any loss, damage or destruction of the property and equipment of the other, its directors, officers, employees and invitees (whether owned by such one party or by a third party); and from all liability and expenses (including attorney's fees), arising from all claims, demands and causes of action for the injury or death of any director, officer, employee or invitee of such one party; arising from an incident or performance under this Agreement without regard to the cause or causes thereof or the negligence or fault (active or passive) of any party or parties or whether based upon any theory of strict liability. In the event this indemnity is limited by any law, then the indemnity herein shall apply to the maximum extent allowed in the jurisdiction where the loss, damage, destruction, injury or death occurs.

(b) Licensee hereby agrees to indemnify, defend and hold Tenaris and Tenaris' Affiliates and their respective officers, directors, employees, agent, stockholders and controlling persons and their respective successors and assigns harmless from and against in respect of any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, diminution in value, cost and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses, and all fees and expenses of consultants and other professionals) actually suffered, incurred or realized by such party arising out of or resulting from or relating to the use of the Technology, Patents or Trademarks by Licensee, the Threading, the Reconstruction, sale or use of any Tenaris Premium Connections on Products by Licensee or for any breach of any covenant or agreement by Licensee hereunder except:

         (i) for the portion of any claim, demand, cause of action, loss or cost directly attributable to the willful misconduct of Tenaris; and

         (ii)     for the conditions of mutual indemnity of ARTICLE 9(a) above.

           ARTICLE 10. EXCLUSION OF CONSEQUENTIAL AND OTHER INDIRECT
                                    DAMAGES.

Neither Party shall be liable to the other for any special, consequential, incidental, exemplary or punitive damages arising from or incidental to performance under this Agreement, including without limitation, loss of profits, revenue or business.

                        ARTICLE 11. TERM AND TERMINATION

SECTION 11.1      DURATION

This Agreement shall become effective and the rights herein granted shall commence retroactively as of May 1st 2002, and shall continue in effect for one year therefrom, and will be automatically renewed every one (1) year thereafter unless Tenaris otherwise notifies Licensee with sixty (60) days prior written notice, or unless otherwise terminated in accordance with the terms of this
ARTICLE 11.

SECTION 11.2      EARLY TERMINATION BY TENARIS

Tenaris will be entitled to unilaterally terminate this Agreement at any time by giving Licensee sixty (60) days advanced written notice of its intention to terminate this Agreement. In such case, Section 11.3 shall apply and Tenaris shall not be required to pay any compensation to Licensee as a result of any losses suffered by Licensee due to such unilateral termination by Tenaris.

SECTION 11.3      COMPLETION OF PENDING WORKS BY LICENSEE

Whenever notice of termination is given, during the remaining life of this Agreement, Licensee shall be entitled to complete the work as scheduled with their customers on any orders requiring Products or Accessory Equipment placed prior to the termination notice, irrespective of the agreed time for performance. Notwithstanding the foregoing, nothing in this Agreement shall be construed to provide for a license or other rights to use or employ Technology and the term of any license granted hereunder with respect to any patent in any jurisdiction shall not extend beyond the expiration date of such patent in such jurisdiction.

SECTION 11.4      INSOLVENCY

In the event Licensee, its successors or assigns shall become bankrupt or insolvent, or enter into a composition with creditors, or if a receiver shall be appointed, or if any petition or application for reorganization be filed by or against it, then this Agreement may be terminated by Tenaris. However, Licensee shall not be thereby discharged from any liability to Tenaris for any amounts due at the time of termination or from antecedent liability and the licenses to Tenaris shall continue in effect without impairment.

SECTION 11.5      TERMINATION FOR DEFAULT

If either Party shall fail to observe or perform any of its material promises, agreements, or undertakings under this Agreement, and fails to remedy any such breach within thirty (30) days of notice to do so from the other party, then the aggrieved party may, upon expiration of the thirty (30) days notice period, give written notice of termination of this Agreement either forthwith or at a future date designated by the aggrieved party. The Parties agree that, without prejudice to any indemnification rights they may be entitled to, the party in breach of its obligations shall be subject to an injunction of the appropriate court against any further such violations without the requirement to prove an inadequate remedy at law or obligation to post bond or similar security.

SECTION 11.6      EFFECT OF TERMINATION

Termination shall cause the end of the Parties' rights and obligations under the Agreement in relation to the license, with the exception of

                  (a) the obligations for which compliance is pending at the time of the termination;

                  (b) the obligations of confidentiality and non-use of Confidential Information,

                  (c) obligations of warranty and indemnity under this Agreement.

                  (d) the agreement of the Parties regarding Notices, Governing Law, Resolution of Disputes and miscellaneous.

In addition the Parties shall promptly return to Tenaris all Gauges, Tooling, Proprietary Documentation, Technology and Confidential Information, including all copies thereof which are in the possession or under control of Licensee.

                              ARTICLE 12. NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, (c) sent by electronic mail or (d) when received by the addressee, if sent by a recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other party):

 TUBOS DE ACERO DE MEXICO                               TENARIS CONNECTIONS B.V.
          S.A.
Edificio Parque Reforma                                 Dr Simini 250
Campos Eliseos 400-17 Piso                              (2804) Campana
Col. Chapultepec Polanco                                Provincia de Buenos Aires
11560 Mexico, D.F., Mexico
                                                        Argentina

Attention: Felix Todd                                   Attention: Julio Pacienza

Facsimile No. 52-5552-829962                            Facsimile No.: 54-3489-433090

Telephone No.: 52-5552-829912                           Telephone No.: 54-3489-433505

e-mail: ftp@tamsa.com.mx                                e-mail: jpa@siderca.com

                             ARTICLE 13. APPROVALS

SECTION 13.1      REGISTRATION OF THE AGREEMENT

Promptly upon execution and delivery of this Agreement, Licensee shall register, if required, this Agreement in the appropriate departments, agencies and/or offices of government within the Territory, and shall obtain all necessary approvals as may be required by law in the Territory.

SECTION 13.2      COOPERATION TO OBTAIN APPROVALS AND LICENSES

Tenaris and Licensee shall cooperate in obtaining any approvals or licenses which may be required in connection with the implementation of any portion of this Agreement

                           ARTICLE 14. FORCE MAJEURE

If the performance of this Agreement or of any obligation under this Agreement, except payment of moneys due and maintaining information and documents in confidence, is prevented, restricted or interfered with by acts of government, war, rebellion, riot, labor unrest, unavailability of materials, acts of God, or any other force, act or condition beyond the reasonable control of the parties ("Force Majeure"), the party affected by Force Majeure shall be excused from such performance to the extent of such prevention, restriction or interference, provided that the party so affected promptly notifies the other party of the Force Majeure condition, uses its best efforts to avoid or remove the Force Majeure condition, and continues performance under this Agreement with utmost dispatch when such Force Majeure condition is removed. In the event a Force Majeure condition results in suspension of performance under this Agreement for a continuous period of 90 days or more, the party not affected by the Force Majeure condition may terminate this Agreement by giving the affected party written notice of termination.

                 ARTICLE 15. GOVERNING LAW; DISPUTE RESOLUTION

SECTION 15.1      GOVERNING LAW

This Agreement shall be deemed made pursuant to, and shall be governed by the laws of Italy, except the conflict of laws provisions thereof.

SECTION 15.2      DISPUTE RESOLUTION

If, during the term of this Agreement or after its termination, disputes, controversies, claims or differences arising out or relating to this Agreement (including any questions as to the existence, validity, termination, discharge, breach or enforceability of this Agreement and of this arbitration clause), arise between Tenaris and Licensee, the Parties shall take every reasonable effort to negotiate an amicable settlement. In the event the Parties are unable to reach a settlement within thirty (30) days after notice by any of the Parties is given to the other party acknowledging the existence of a dispute to be solved in accordance with the provisions of this Section 15.2, then either party may request arbitration pursuant to the then current rules of the International Chamber of Commerce domiciled in Paris for arbitration in accordance with the rules of such organization. Each Party shall appoint one arbitrator of its choice, and the two appointed arbitrators shall appoint a third arbitrator. A decision agreed to by at least two of the arbitrators shall be the decision of the arbitration proceeding. In the event either party fails to appoint an arbitrator or in the event no agreement is reached between the two arbitrators as to the appointment of the third arbitrator in accordance with the foregoing provisions, such arbitrator or arbitrators shall be appointed, upon application of the interested party, by the Court of Arbitration of the International Chamber of Commerce. Unless the Parties agree otherwise, the site of the arbitration shall be Bergamo, Italy. Arbitration proceedings shall be conducted in the English language. Any decision or award of the arbitrators shall be based solely on the provisions of this Agreement, provided, however, that to the extent that the subject matter for the decision or award is not provided for in such provisions, the decision or award shall be based upon the controlling law of this Agreement, excluding the conflicts of laws provisions thereof. The arbitrators shall not be requested nor shall they have the power to render any decision or award except in accordance with the preceding sentence. The award rendered in any arbitration commenced hereunder shall be final and conclusive and judgment thereon may be entered in any court having jurisdiction for its enforcement. Neither party shall appeal to any court from the decision of the arbitration panel. In addition, except for injunctive relief in aid of arbitration, neither party shall have any right to commence or maintain any suit or legal proceeding concerning a dispute hereunder until the dispute has been determined in accordance with the arbitration procedure provided for herein and then only for enforcement of the award rendered in such arbitration. Pending settlement of any dispute, the parties shall abide by their obligations under this Agreement without prejudice to a final adjustment in accordance with an award rendered in an arbitration settling such dispute. A party may be entitled to receive injunctive relief from a court of competent jurisdiction in aid of arbitration.

                 ARTICLE 16. ASSIGNMENT, SUBLICENSING AND SUB-
                                   CONTRACTING

SECTION 16.1      ASSIGNMENT

The licenses granted in this Agreement are personal to the Licensee and the Licensee shell not assign the same or grant any sub-license thereunder without the prior written consent of Tenaris. Tenaris shall be entitled to assign this Agreement to an Affiliate at any time during the life of the Agreement.

SECTION 16.2      NO SUB-LICENSING OR SUB-CONTRACTING BY LICENSEE

Licensee may not grant any sublicenses in connection with the licenses herein granted to Licensee nor subcontract any of the works that licensee is entitled to perform under the licenses.

                           ARTICLE 17. MISCELLANEOUS

SECTION 17.1      SEVERABILITY

The Parties expressly agree that it is not the intention of either party to violate any public policy, statute or common law rule; and if any provision(s) of this Agreement shall be held to be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction within which the Agreement is to be performed, or if any appropriate government agency or authority shall require the Parties to delete any provision of this Agreement, such invalidity, illegality, enforceability or deletion shall not impair or affect the remaining provisions of this Agreement, so long as the material purposes of this Agreement can be determined and effectuated. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal, unenforceable or deleted provisions by valid provisions, the effect of which comes as close as legally possible to the intention of the parties upon entering into this Agreement, provided, however that any of the Parties shall be entitled to terminate the Agreement should any provision of the Agreement is held to be invalid, illegal or unenforceable in whole or in part.

SECTION 17.2      NON WAIVER

The failure of one party hereto to enforce at any time any of the provisions of this Agreement, or exercise any rights or any elections herein provided, shall in no way be considered to be a waiver of such provisions, rights or elections or in any way to affect the validity of this Agreement. The exercise by such party of any rights or any elections under the terms of this Agreement shall not preclude or prejudice such party from exercising the same or any other rights or elections it may have under this Agreement

SECTION 17.3      ENTIRE AGREEMENT

This Agreement contains the entire Agreement between the parties applying to the matters herein contained and has been entered into relying only upon the provisions contained herein and not upon any other representation by either of the Parties. This Agreement supersedes all representations, agreement, statements and understandings whether written or oral, relating to such matters made prior to execution of this Agreement. This Agreement can only be amended by an agreement in writing executed by the Parties hereto. This Agreement may not be modified, supplemented, explained or waived except as agreed to in a writing executed by both parties.

SECTION 17.4      HEADINGS

The headings used in this Agreement are inserted for convenience and identification only, and are not intended to describe, interpret, define, or limit the scope, extent or intention of this Agreement or any provision hereof.

SECTION 17.5      CHOICE OF LANGUAGE

This Agreement has been prepared in English and, notwithstanding any translation of this Agreement into any other language, the English version of this Agreement shall control in all respects.

IN WITNESS WHEREOF, each party has caused this Agreement in multiple original to be subscribed by duly authorized representative on the Effective Date.

TENARIS CONNECTIONS B.V.              TUBOS DE ACERO DE MEXICO S.A.

By: /s/ Dennis Day                    By: /s/ Felix Todd  /s/ Clauidio Gugliuzza
    -------------------                   --------------------------------------
Name: HBM Europe B.V.                 Name:   Felix Todd      Claudio Guliuzza

Title: Managing Director              Title:

                                LIST OF SCHEDULES

         SCHEDULE          -DEFINITIONS

         SCHEDULE          -ROYALTIES

         SCHEDULE          -FORM OF STATEMENT OF SECTION 3.5

         SCHEDULE          -GAUGE RENTAL FEES

         SCHEDULE          -WARRANTY TO CUSTOMERS

         SCHEDULE          -LIST OF LICENSED CONNECTIONS

         SCHEDULE          -PATENTS

         SCHEDULE          -TRADEMARKS

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                     TENARIS PREMIUM CONNECTIONS TECHNOLOGY
                                LICENSE AGREEMENT

                                  SCHEDULE "A"

                                   DEFINITIONS

1. "ACCESSORY EQUIPMENT" shall mean the threaded items necessary to complete a well to produce oil and gas, such as crossovers, connectors, pup joints, liner hangers, landing nipples, packers, packer stringers, end line pressure control equipment, safety valves, gas lift valve mandrels, lift plugs, lift caps, hydrostatic test plugs, hydrostatic test caps, handling plugs, handling caps, discharge head hangers, float shoes, float guides, float collars, flow couplings, collars, blast joints, tubing anchors, side pocket mandrels, couplings and similar equipment as defined in API Standards series 5, latest edition, but excluding the items, Threaded Couplings, casing, and tubing.

2. "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

3. "TENARIS PREMIUM CONNECTIONS " means the current line of Tenaris Premium Connections described in Schedule "F" and any improvements made in the future.

4. "GAUGES", means such Tenaris' proprietary gauges and gauge tools necessary for Licensee to Thread or Reconstruct Tenaris Premium Connections on Products and Accessory Equipment pursuant to the licenses granted hereunder to it.

5. "PATENTS" means all patents and patent applications relating to the Threading or Reconstruction of Tenaris Premium Connections on Products and Accessory Equipment described in Schedule "G" and future patents and patent applications to the extent added as provided in this Agreement.

6. "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

7. "PRODUCTS" means tubular products excluding drill pipe, manufactured under API 5CT specifications by either Siderca S.A.I.C., Tubos de Acero de Mexico S.A.,

         Dalmine S.p.A., NKKTubes, Tubos de Acero de Venezuela S.A. or Algoma Seamless Tubulars or their respective affiliates.

8. "PROPRIETARY DOCUMENTATION" means any drawing or document, in either man-readable or machine-readable form, or any tangible thing which is the property of the Parties, including without limitation all price lists, discount sheets, customer lists, supplier lists, quotations, analytical data, market data, engineering data, drawings, computer software, manuals, specifications, standards, designs, methods, procedures, techniques, formulations, instruments, and other business and technical information in tangible form which are the property of either of the Parties.

9. "RECONSTRUCT" means re-cutting a worn or damaged thread for Tenaris Premium Connections on Products and Accessory Equipment.

10. "TECHNOLOGY" means all current (and future to the extent provided in this Agreement) technical information owned which Tenaris has the right to license in the Territory and which is reasonably necessary for Licensee to Thread or Reconstruct Tenaris Premium Connections on Products and Accessory Equipment, including Tenaris data, methods, procedures, specifications, standards, drawings, know-how, manuals, Proprietary Documentation and Confidential Information.

11.      "TENARIS" means Tenaris-Connections BV.

12.      "TERRITORY" means Mexico and its offshore waters.

13. "THREAD" and "THREADING" means the processes of cutting threads embodying the Technology and Patents licensed hereunder.

14. "TOOLING" means tooling and accessories made to a party's specification (either by a party hereto or any other Person) for use in Threading or Reconstruction of Tenaris Premium Connections on Products or Accessory Equipment in accordance with a party's Technology or Patents, including without limitation thread form inserts, groove tools, Teflon seal rings, thread protectors.

15. "TRADEMARKS" means those current trademarks and trade names listed in Schedule "H" and any future trademarks and trade names that may identify Tenaris Premium Connections which are or may be the subject of a license under this Agreement, both registered and unregistered.

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                 TENARIS PREMIUM CONNECTIONS TECHNOLOGY LICENSE
                                   AGREEMENT

                                  SCHEDULE "B"

                                    ROYALTIES

                           TENARIS PREMIUM CONNECTIONS

In consideration of the sublicenses granted herein by TENARIS to Licensee, Licensee shall pay TENARIS royalties, as follows:

a)       for Threading:

(1) for full length Products of 9% or less Cr threaded with Tenaris Premium Connections, the royalty shall be six per cent (6%) of the Net Selling Price of the tubular product;

(2) for full length Products of more than 9% Cr threaded with Tenaris Premium Connections, the royalty shall be three per cent (3%) of the Net Selling Price of the tubular product;

Net Selling Price: means the gross amounts actually invoiced by Licensee for said product, including packaging, marking, documentation and any other charges but not including (a) excise taxes on sales of consumption; (b) any charges incurred for transportation of the product; (c) insurance; (d) custom fees, consular fees, tally and dispatch costs; (e) any discounts or rebates normally licensed to the buyer of such product and (f) any amounts reimbursed by Licenses to its customers.

b) for Reconstruction of Products and Threading and Reconstraction of Accessory Equipment

SIZES (INCHES)                                          USD/END
2 3/8" through 3 1/2"                                   10
4" through 5 1/2"                                       15
6 5/8" through 7 5/8"                                   20
8" through 9 5/8"                                       25
10 3/4" through 14"                                     34
Longer than 14"                                         45

NOTE: If accessory or joint of pipe (pin or box) is machined on both ends, the royalty will be twice the amount shown above.

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                 TENARIS PREMIUM CONNECTIONS TECHNOLOGY LICENSE
                                    AGREEMENT

                                  SCHEDULE "C"
                        FORM OF STATEMENT OF SECTION 3.5.

------------------------------------------------------------------------------------------------------------------------------------
                                 ROYALTY AND GAUGES RENT REPORT REGARDING CUT OF TENARIS CONNECTIONS
------------------------------------------------------------------------------------------------------------------------------------
LICENCEE FIRM                                                LOCATION                                             LICENCE AGREEM. NO
------------------------------------------------------------------------------------------------------------------------------------
YEAR                     QUARTERS - FROM MONTH:              TO MONTH:             DOC. PAGE:             OF:     DOC. ISSUE DATE:
------------------------------------------------------------------------------------------------------------------------------------
LICENCEE'S CONTACT NAME                                      FAX NO                PHONE NO                       E MAIL:
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                                                   THD. QUANTITY      ROYALTY AMOUNT
   PURCHASE              INVOICE  INVOICE  CONNECTION              STEEL  THREAD   ----------------------------------------
 ORDER NUMBER  CUSTOMER  NUMBER    DATE     THREADED   O.D.  W.T.  GRADE   TYPE    PIN      BOX   EACH ONE          TOTAL
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                                   GRAND TOTAL                    GR. TOTAL
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------
                 GAUGE RENT AMOUNT
   PURCHASE    -----------------------------
 ORDER NUMBER  PER DAY   NO. OF DAY    TOTAL
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
--------------------------------------------
               GRAND TOTAL
--------------------------------------------

NOTES

------------------------------------------------------------------------------------------------------------
CONTACT NAME - Perazo Lorena                                                    FAX    #    0054 3489 433090
ADDRESS: DR SIMINI 250 - CAMPANA (2804) BUENOS AIRES - ARGENTINA                PHONE  #    0054 3489 435144
                                                                                E MAIL Iperazo@tenaris.com

- ROYALTY AND GAUGE RENT REPORT, MUST BE SENT TO TENARIS WITHIN 30 DAYS AFTER END OF EACH QUARTER OF CALENDAR YEAR.

- ALSO IN CASE THAT NO ONE CONNECTION HAS BEEN CUT DURING A QUARTER OF CALENDAR YEAR, FILL IN TOP PART OF REPORT, WRITE ON NOTE SPACE "NO ACTIVITY DURING ABOVE MENTIONED QUARTER OF CALENDAR YEAR," AND SEND IT TO THE CONTACT ADDRESS.

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                 TENARIS PREMIUM CONNECTIONS TECHNOLOGY LICENSE
                                    AGREEMENT

                                  SCHEDULE "D"

                                GAUGE RENTAL FEES

LICENSEE shall pay Tenaris the following daily lease rates for any set of gauges (pin or box), for any single threaded end and size (in US$/day):.

Sizes                                                     USD/Day
---------------------------------------------------------------
2 3/8" through 3 1/2"                                        31
---------------------------------------------------------------
4" through 5 1/2"                                            33
---------------------------------------------------------------
6 5/8" through 7 5/8"                                        35
---------------------------------------------------------------
8" through 9 5/8"                                            42
---------------------------------------------------------------
Longer than 10 3/4"                                          47
---------------------------------------------------------------

DAYS are defined as days from date of departure to date of arrival to Gauges Hub. For overseas delivery, transit time up to a maximum of eight (8) days will not be charged.

LICENSEE shall arrange at its expense the shipments to and from Tenaris's Plants or Tenaris's designated depot.

LICENSEE shall be liable only for the Gauges shipped from LICENSEE's plant to and from Tenaris's Plants or Tenaris's designated depot.

LICENSEE will pay within 30 (thirty) calendar days from receipt of invoice.

QUARTERLY LEASE

LICENSEE may lease Gauges, at its own discretion, for a period of 3 (three) monthsIn this case, the Quarterly lease, will be invoiced to LICENSEE at the beginning of each quarter period and it will be paid within 30 (thirty) calendar days from invoice receipt. Amounts are the following (in US$):

Sizes                                               USD/Quarter
---------------------------------------------------------------
2 3/8" through 3 1/2"                                  1.395
---------------------------------------------------------------
4" through 5 1/2"                                      1.485
---------------------------------------------------------------
6 5/8" through 7 5/8"                                  1.575
---------------------------------------------------------------
8" through 9 5/8"                                      1.890
---------------------------------------------------------------
Longer than 10 3/4"                                    2.115
---------------------------------------------------------------

Note: the Tenaris technical drawings shall indicate every combination diameter, wall thickness, connection.

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                 TENARIS PREMIUM CONNECTIONS TECHNOLOGY LICENSE
                                    AGREEMENT

                                  SCHEDULE "E"

                              WARRENTY TO CUSTOMERS

Licensee warrants that all Materials delivered under this Order shall conform to the specifications and descriptions listed on the face side hereof or if none are listed, then to Licensee standard specifications for such Materials. The foregoing warranty shall continue in effect until such Materials are accepted or the time period to inspect the same expires, whichever shall first occur, except for the warranty just given. Licensee HEREBY DISCLAIMS ALL OTHER WARRANTIES OF EVERY KIND AND CHARACTER WHETHER EXPRESS OR IMPLIED, INCLUDING THOSE RELATING TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE. Any misuse of Materials or the improper application or alteration thereof after delivery by Licensee shall be at the Buyer's risk and expense. Provided, however, in the event the Buyer timely rejects any Materials which fail to conform to the specifications and descriptions of this Order, then Licensee shall have the option either to replace such Materials at its sole cost and expense or to give the Buyer credit as to the price therefore. Unless specifically stated in this Order to the contrary, Licensee shall not be liable for any transportation, installation, fabrication, inspection, testing or other expenses incurred by the Buyer or its customers as a result of any breach of warranty herein. In addition, any claim made by the Buyer against Licensee shall in no event exceed the invoice price for the specific Materials in question, nor Licensee be liable for any consequential or incidental damages which may be suffered or incurred on account of any nonconforming Materials shipped to the Buyer or its customer, it being agreed that in all cases. Licensee shall have the opportunity to remedy and correct any breach of warranty in the manner provided above and that the existence of any nonconforming shipment shall not constitute a default unless the same reoccurs in more than one instance, and provided Licensee fails to give adequate written assurances to the Buyer after a demand is made therefore.

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                 TENARIS PREMIUM CONNECTIONS TECHNOLOGY LICENSE
                                    AGREEMENT

                                  SCHEDULE "F"

                          LIST OF LICENSED CONNECTIONS

NK 3SB

NEW NK 3SB

NK 3SB-ST

NK 3SB-SL

NK HW

NK HWSL

NK EL

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.

                 TENARIS PREMIUM CONNECTIONS TECHNOLOGY LICENSE
                                    AGREEMENT

                                  SCHEDULE "G"

                                     PATENTS

Tenaris Patents under which Licensee is licensed by Tenaris for Threading and Reconstruction, use or sale of Products and Accessory Equipment pursuant to this
Agreement:

             TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICOS S.A.

                 TENARIS PREMIUM CONNECTIONS TECHNOLOGY LICENSE
                                    AGREEMENT

                                  SCHEDULE "H"

                                   TRADEMARKS

Trademarks under which Licensee is licensed by TENARIS for Threading, Reconstruction, use or sale of Products and Accessory Equipment pursuant to this
Agreement:

Tenaris

NK 3SB

NEW NK 3SB

NK 3SB-ST

NK-3SB-SL

NK HW

NK HWSL

NK EL

               ADDENDUM TO TENARIS PREMIUM CONNECTIONS TECHNOLOGY
                                LICENSE AGREEMENT

This Addendum (the "Addendum") is entered into by and between Tenaris Connections BV, a corporation organised and existing under the laws of The Netherlands, having its offices at Schiphol Boulevard 271, 1118 BH, Luchthaven Schiphol, Amsterdam (hereinafter referred to as "Tenaris") and Tubos de Acerro de Mexico S.A., a corporation incorporated under the laws of Mexico, having its offices at Km 433.5 Carretera Mexico-Xalapa, Veracruz, Mexico (hereinafter referred to as "Licensee", and collectively, the "Parties").

RECITALS

A. On July 10th 2002, Tenaris and Licensee executed a Tenaris Premium Connections Technology License Agreement for the use of technology and know-how, by means of which Tenaris granted to Licensee a non-exclusive license to use, cut, manufacture and sell Tenaris Premium Connections (the "Agreement"). Capitalised terms used herein without definition shall have the meanings assigned to them in the Agreement; and

B. The Parties wish to amend certain schedules to the Agreement to incorporate certain newly developed connections of Tenaris to the scope of the licenses granted under the Agreement;

C. All information to be delivered by Tenaris in connection with such new connections include information, know-how and technology developed by Tenaris and its affiliates, including but not limited to the technology of the TenarisBlue connection, that is being patented by Tenaris and its affiliates and still secret; and

D. Licensee understands that the Technology and all the information and documentation related to it is an industrial secret, technology with a corresponding patent application and proprietary information of Tenaris and its Affiliates, and agrees to retain in confidence such information and documentation and treat it in accordance with the provisions of the Agreement.

Now, therefore, both Parties agree as follows:

1.       AMENDMENT TO SCHEDULE F, LIST OF LICENSED CONNECTIONS

Schedule F to the Agreement shall be deemed amended as follows:

             "TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.
                 TENARIS PREMIUM CONNECTIONS TECHNOLOGY LICENSE
                                    AGREEMENT

                                 SCHEDULE "F"
                          LIST OF LICENSED CONNECTIONS

Tenaris NK3SB(C) Family
NK 3SB
NEW NK 3SB
NK 3SB-ST
NK 3SB-SL
NK HW
NK HWSL
NK HL

TenarisBlue (tm) Family
TenarisBlue
TenarisBlue dopeless

2.       AMENDMENT TO SCHEDULE G. PATENTS

Schedule G to the Agreement shall be deemed amended as follows:

             "TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.
                 TENARIS PREMIUM CONNECTIONS TECHNOLOGY LICENSE
                                    AGREEMENT
                                  SCHEDULE "G"
                                     PATENTS

Tenaris Patents under which Licensee is licensed by Tenaris for Threading and Reconstruction, use or sale of Products and Accessory Equipment pursuant to this
Agreement:

----------------------------------------------------------------------------------------------------------------------
(In Japan)
----------------------------------------------------------------------------------------------------------------------
No      Title of Invention                      Co-Patentee    Application   Application   Registration   Registration
                                               (Co-Applicant)      Date        Number          Date          Number
----------------------------------------------------------------------------------------------------------------------
1       WORKING FOR TAPERED SCREW                                1983.4/27      58073060     1989.10/12        1524370

----------------------------------------------------------------------------------------------------------------------
2       PIPE-EDGE READING AND CORRECTION                         1983.4/27      58073061     1989.10/12        2524372
        THEREOF IN TAPERED SCREW CUTTER

----------------------------------------------------------------------------------------------------------------------
3       CUTTING DEVICE FOR STEEP PIPE, ETC.                       1983.7/1      58118183     1990.10/11        1581626

----------------------------------------------------------------------------------------------------------------------
4       Screw joint coupling for oil pipes -                     1984.6/20      59125346      1991.5/31        1605470
        having tapered female sealing
        portion mating with male member
        having convex sealing portion to
        obviate stress corrosion

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
5       THREAD CUTTING METHOD FOR STEEL PIPE                     1992.1/20      04028867      1999.4/24        2773513

----------------------------------------------------------------------------------------------------------------------
7       RIDGE DEBURRING METHOD                                   1993.5/19      05140138       2000.7/7        3085025

----------------------------------------------------------------------------------------------------------------------
8       SCREW JOINT FOR OIL WELL PIPE                            1992.10/9      04297783

----------------------------------------------------------------------------------------------------------------------
10      CUTTING TOOL FOR STEEL PIPE                              1996.6/18      08157107

----------------------------------------------------------------------------------------------------------------------
11      SCREW CUTTING METHOD FOR STEEL PIPE                     1996.12/18      08338107

----------------------------------------------------------------------------------------------------------------------
14      THREADING METHOD FOR STEEL PIPE                          1998.5/27      10145731

----------------------------------------------------------------------------------------------------------------------

(In Foreign Country)

----------------------------------------------------------------------------------------------------------------------
No     Title of Invention                        Country       Application   Application   Registration   Registration
                                                                   Date         Number         Date          Number
----------------------------------------------------------------------------------------------------------------------
4      Screw joint coupling for oil pipes -    Singapore         1984.9/12        487/89     1989.10/12         487/89
       having tapered female sealing portion   -----------------------------------------------------------------------
       mating with male member having convex   United             1984.9/5        647677     1986.11/18        4623173
       sealing portion to obviate stress       States
       corrosion
                                               -----------------------------------------------------------------------
                                               Argentina        1984.9/28        298119      1988.9/30         237793

                                               -----------------------------------------------------------------------
                                               Canada            1984.9/5        462495      1990.5/29        1269684

                                               -----------------------------------------------------------------------
                                               Germany          1984.9/21    P3434763.1       1986.8/7     P3434763.1

                                               -----------------------------------------------------------------------
                                               France           1984.9/18       8414295      1987.9/28        8414295

                                               -----------------------------------------------------------------------
                                               United           1984.9/12       8423055      1988.4/27        2160609
                                               Kingdom

                                               -----------------------------------------------------------------------
                                               Iraq            1984.10/23        164/84

                                               -----------------------------------------------------------------------
                                               Iran             1984.9/25         26424      1985.3/14          22884

                                               -----------------------------------------------------------------------
                                               Italy            1984.9/18     48869A/84      1987.9/16        1179428

                                               -----------------------------------------------------------------------
                                               Kuwait           1984.9/19      115PA/84

                                               -----------------------------------------------------------------------
                                               Mexico           1984.9/14        202701      1990.3/29         160640

                                               -----------------------------------------------------------------------
                                               Norway           1984.9/11        843590     1991.11/13         167526

                                               -----------------------------------------------------------------------
                                               Saudi            1985.1/21                    1985.1/21              1
                                               Arabia

----------------------------------------------------------------------------------------------------------------------

TenarisBlue Family:
Patent Pending."

3.       AMENDMENT TO SCHEDULE H. TRADEMARKS

Schedule H to the Agreement shall be deemed amended as follows:

             "TENARIS CONNECTIONS B.V./TUBOS DE ACERO DE MEXICO S.A.
                 TENARIS PREMIUM CONNECTIONS TECHNOLOGY LICENSE
                                    AGREEMENT
                                  SCHEDULE "H"
                                   TRADEMARKS

Trademarks under which Licensee is licensed by TENARIS for Threading, Reconstruction, use or sale of Products and Accessory Equipment pursuant to this
Agreement:

Tenaris NK3SB(C) Family
NK 3SB
NEW NK 3SB
NK 3SB-ST
NK 3SB-SL
NK HW
NK HWSL
NK EL

TenarisBlue (TM) Family

TenarisBlue
TenarisBlue dopeless

4.       NO OTHER CHANGES. NO RELEASE OF LIABILITY

The execution, delivery and effectiveness of this Addendum shall not operate as an amendment of any other right, power, obligation or remedy set forth in the Agreement. None of the provisions set forth in this Addendum shall be construed as an assignment or a release of any obligation or liability of Licensee under the Agreement.

5.       GOVERNING LAW.

This Addendum shall be governed by the law that governs the Agreement. Any dispute that may arise in relation to this Addendum shall be resolved as provided in Section 15.2 of the Agreement.

IN WITNESS WHEREOF, each party has caused this Addendum in two original counterparts to be subscribed by its duly authorised representative on this 10th day of November, 2002.

TENARIS CONNECTION BV                  TUBOS DE ACERO DE MEXICO S.A.

By: /s/ Dennis Day                     By: /s/ Felix Todd  /s/ Claudio Gugliuzza
    ----------------------------           -------------------------------------
    HBM Europe B.V.                        Felix Todd/Claudio Gugliuzza
    Title: Managing Director               Title:
    Date:                                  Date: